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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Universal Compression Holdings, Inc. on Form S-3 of our reports dated May 25, 2001, appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. for the year ended March 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE


Houston, Texas
August 10, 2001